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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 27, 2013, with respect to the consolidated financial statements included in the Annual Report of Broadwind Energy Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Broadwind Energy Inc. on Forms S-3 (File Nos. 333-176066 and 333-159487) and on Forms S-8 (File Nos. 333-160039, 333-181168, 333-181170, 333-181901 and 333-190311).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 12, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM